UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
_________________________

Date of Report (Date of earliest event reported):  March 22, 2022

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-09533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street Miami, Florida (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	INT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On March 22, 2022, Mr. Michael J. Crosby resigned from his position as Executive Vice President - Global Land of World Fuel Services Corporation (the “Company”), effective March 31, 2022. Mr. Crosby’s resignation was a personal decision to pursue other interests and was not the result of any disagreement with the Company.  Mr. John P. Rau, who currently serves as the Company’s Executive Vice President – Global Aviation and Marine, will assume responsibility for Global Land in addition to his current duties, effective April 1, 2022.

In connection with his resignation, the Company entered into a consulting agreement with Mr. Crosby, pursuant to which he will provide certain services to the Company and its subsidiaries from April 1, 2022 through December 31, 2023.  Mr. Crosby will receive monthly payments of $28,000 during the term of the consulting agreement for his services provided thereunder.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.                Exhibit

10.1                             Consulting Agreement, effective as of April 1, 2022, between World Fuel Services, Inc. and Michael J. Crosby.

104                              Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 23, 2022	World Fuel Services Corporation

/s/ Amy Quintana Avalos
Amy Quintana Avalos
Senior Vice President, Chief Corporate Counsel and Corporate Secretary